  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1997

                                                 REGISTRATION NO. 333-3808
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  -----------
                             CYTEC INDUSTRIES INC.
            (Exact name of Registrant as specified in its charter)

                                  -----------
                DELAWARE                                   22-3268660
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                 Identification Number)

       FIVE GARRET MOUNTAIN PLAZA WEST PATERSON, NJ 07424 (201) 357-3100 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  -----------
  EDWARD F. JACKMAN, ESQ. VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY CYTEC INDUSTRIES INC. FIVE GARRET MOUNTAIN PLAZA WEST PATERSON, NJ 07424 (201) 357-
                                     3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -----------
                                  Copies to:

   JOHN T. GAFFNEY, ESQ. CRAVATH, SWAINE & MOORE WORLDWIDE PLAZA 825 EIGHTH
                 AVENUE NEW YORK, NY 10019 (212) 474-1000

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  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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PROSPECTUS

LOGO
                             CYTEC INDUSTRIES INC.

                                 $300,000,000

                                DEBT SECURITIES

  Cytec Industries Inc., a Delaware corporation ("Cytec"), may offer from time to time, in one or more series, up to $300,000,000 aggregate principal amount of unsecured and unsubordinated debt securities (the "Debt Securities") that will rank pari passu with Cytec's other outstanding unsecured and unsubordinated indebtedness. When a particular series of Debt Securities is offered, a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus. The Prospectus Supplement will set forth the specific terms of the Debt Securities, including the designation and principal amount offered; the rate (or method of calculation) and time of payment of interest, if any; the authorized denominations; the maturity or maturities; the terms for a sinking, purchase or analogous fund, if any; the terms for redemption or early repayment, if any; the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable; the purchase price and other terms of the offering; and any listing on a securities exchange.

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THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

  The Debt Securities may be sold (i) through underwriting syndicates represented by managing underwriters or through one or more underwriters without a syndicate; (ii) through agents or dealers designated from time to time; or (iii) directly by Cytec. See "Plan of Distribution". The names of any such underwriters, agents or dealers involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to Cytec from such sale will also be set forth in the Prospectus Supplement.

  This Prospectus may not be used to consummate any sale of Debt Securities unless accompanied by a Prospectus Supplement.

              THE DATE OF THIS PROSPECTUS IS APRIL 8, 1997.

                             AVAILABLE INFORMATION

  Cytec is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information concerning Cytec and the Registration Statement (as defined below) can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (Room 1024) or at its Regional Offices located at 500 West Madison Street, Chicago, Illinois 60661 (Suite 1400) and 7 World Trade Center, New York, New York 10048 (13th Floor). Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. In addition, reports, proxy materials and other information concerning Cytec may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Company's common stock is listed.

  Cytec has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to Cytec and the Debt Securities, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily summaries of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved and each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Cytec hereby incorporates by reference into the Registration Statement, of which this Prospectus is a part, Cytec's Annual Report on Form 10-K for the year ended December 31, 1996 previously filed with the Commission pursuant to the Exchange Act which shall be deemed to be part hereof.

  In addition, all reports and other documents filed by Cytec pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any Debt Securities shall be deemed to be incorporated by reference in, and to be a part of, this Prospectus from the date of filing of such reports and documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Cytec hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Cytec Industries Inc., Investor Relations, Five Garret Mountain Plaza, West Paterson, New Jersey 07424, telephone number (201) 357-3100.

                                  THE COMPANY

  Unless indicated otherwise, the term "Company", with respect to periods beginning on or after December 17, 1993, the effective date of the transfer of substantially all of the assets and liabilities of the chemicals business of American Cyanamid Company ("Cyanamid") to the Company (the "Spin-off"), refers collectively to Cytec and its subsidiaries, and with respect to periods prior to the Spin-off, the term refers to the chemicals business of Cyanamid. Cyanamid was acquired by American Home Products Corporation in November 1994.

  The Company is a vertically integrated industrial chemicals company which focuses on value-added specialty products. The Company's products serve a broad group of end users, including the water treatment, paper, mining, coatings, plastics, aerospace and automotive industries. The Company's primary strategic focus is on value-added specialty chemicals and specialty materials, a significant portion of which utilize building block chemicals manufactured by the Company.

  The Company develops, manufactures and markets products in three general product categories: specialty chemicals, specialty materials and building block chemicals. Specialty chemicals include water treating, paper and mining chemicals, coatings and resin products and polymer additives. Specialty materials include aerospace adhesives and advanced composites. Building block chemicals include acrylonitrile, acrylamide, melamine and methanol. The Company has manufacturing facilities in six countries and sells its products worldwide.

  Cytec was incorporated under the laws of Delaware in 1993. Cytec's executive offices are located at Five Garret Mountain Plaza, West Paterson, New Jersey 07424, telephone number (201) 357-3100.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for the Company is set forth below for the periods indicated.

                              YEARS ENDED DECEMBER 31,
            ------------------------------------------------------------------------------------------
            1996           1995                   1994                   1993                     1992
            ----           ----                   ----                   ----                     ----
            13.4           19.3                   15.2                    --(1)                   4.3

--------

(1) Earnings were insufficient to cover fixed charges for the year ended December 31, 1993 by $154.4 million.

  For purposes of computing the ratio of earnings to fixed charges (a) earnings consist of earnings (loss) before income tax (benefit) expense and cumulative effect of accounting changes plus the Company's share of pre-tax equity in earnings of associated companies plus fixed charges less capitalized interest and (b) fixed charges consist of interest on long-term debt plus the portion of rentals representative of an interest factor plus the Company's share of such charges of associated companies.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include acquisitions, repayment of indebtedness and other liabilities, share repurchases, additions to working capital and capital expenditures.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

  The Debt Securities will be issued under an Indenture (the "Indenture"), between the Company and PNC Bank, National Association, as Trustee (the "Trustee"). A copy of the form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of capitalized terms used below and not defined in this Prospectus.

GENERAL

  The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Debt Securities of the series with respect to which such Prospectus Supplement is being delivered: (a) the title of the Debt Securities of the series; (b) any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture; (c) the date or dates on which the principal and premium, if any, with respect to the Debt Securities of the series are payable; (d) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series will bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable, or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable, the person to whom any interest on any Debt Security of the series will be payable, if other than the person in whose name such Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the record date for such interest, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (e) the place or places, if any, in addition to or instead of the corporate trust office of the Trustee, where the principal, premium, if any, and interest, if any, with respect to the Debt Securities of the series will be payable and where the Debt Securities of the series may be surrendered for registration of transfer or exchange; (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise; (g) the obligation, if any, of the Company to redeem, purchase or repay the Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the Debt Securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations; (h) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the Debt Securities of the series will be issuable; (i) if the amount of principal, premium, if any, or interest, if any, with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (j) if the principal amount payable at the stated maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (k) any changes or additions to the provisions of the Indenture dealing with defeasance, including the addition of additional covenants that may be subject to the Company's covenant defeasance option; (l) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, the coin or currency or currencies or unit or units of two or more currencies in which payment of the principal, premium, if any, and interest, if any, with respect to the Debt Securities of the series will be payable, and the manner of determining the equivalent thereof in the currency of the United States of America; (m) if the principal, premium, if any, and interest, if any, with respect to the Debt Securities of the series are to be payable, at the election of the Company or a holder therof, in coin or currency or currencies or unit or units of two or more currencies, other than that or those in which the Debt Securities are stated to be payable, the coin or currency or currencies or unit or units of two or more currencies in which payment of the principal, premium, if any, and interest, if any, with respect to the Debt Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election may be made; (n) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (o) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, monies, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and whether any corresponding changes will be made to provisions of the Indenture as then in effect; (p) any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such Debt Securities due and payable; (q) if the Debt Securities of the series will be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form if other than as provided for in the Indenture, the depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to in the Indenture;
(r) the Trustee and any authenticating or paying agents, transfer agents or registrars; (s) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the Indenture or in the terms then set forth in the Indenture relating to permitted consolidations, mergers or sales of assets; (t) the terms, if any, of any guarantee of the payment of principal, premium, if any, and interest, if any, with respect to the Debt Securities of the series and any corresponding changes to the provisions of the Indenture as then in effect; (u) with regard to the Debt Securities of the series that do not bear interest, the dates for delivery of lists of holders to the Trustee; and (v) any other terms of the Debt Securities of the series (which terms are not expressly prohibited by the provisions of the Indenture).

  The Prospectus Supplement will also describe any material United States Federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (a) Debt Securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (b) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency,
(c) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (d) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

RANKING

  The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank pari passu with the Company's other outstanding unsecured and unsubordinated indebtedness.

CERTAIN COVENANTS

  Set forth below are certain covenants contained in the Indenture:

 Limitation on Liens

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Lien on any Principal Property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without effectively providing that the Debt Securities (together with, if the Company will so determine, any other Debt of the Company or such

Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt will be so secured; provided, however, that this covenant will not apply to Debt convertible into shares of Capital Stock of a Restricted Subsidiary (to the extent that such Debt is secured by such Capital Stock) or Debt secured by:
(1) Liens on property or shares of stock existing as of the date of the Indenture; (2) Liens securing only the Debt Securities; (3) Liens on property of, or on any shares of stock of any person, which Liens are existing at the time (i) such property becomes a Principal Property or (ii) (A) such person becomes a Restricted Subsidiary, (B) such person is merged into or consolidated with the Company or any subsidiary of the Company or (C) another subsidiary of the Company merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary) and which Liens were not incurred in anticipation of such transaction and were outstanding prior to such transaction; (4) Liens in favor of the Company or any Restricted Subsidiary; (5) Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute; (6) Liens on property or shares of stock existing at the time of acquisition thereof (including acquisition through merger or consolidation); (7) Liens on property or shares of stock to secure the payment of all or any part of the purchase price or construction cost thereof, or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property or shares of stock, the completion of any such construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof, provided that such Liens will be limited to all or a part of such property or shares of stock (plus improvements on such property); (8) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to
(7), inclusive, provided that such extension, renewal or replacement Lien will be limited to all or a part of the same property or shares of stock that secured the Lien extended, renewed or replaced (plus improvements on such property); and (9) Liens securing Debt the aggregate principal amount of which Debt, when added to (A) the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under the covenant described under "--Limitation on Sale/Leaseback Transactions" below but for the second paragraph thereof and (B) the aggregate outstanding principal amount of all other Debt of the Company and its Restricted Subsidiaries secured by Liens on any Principal Property or on any shares of stock of any Restricted Subsidiary which Debt would not otherwise be permitted under this covenant but for this clause (9), does not exceed 10% of Consolidated Net Tangible Assets.

 Limitation on Sale/Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into a Sale/Leaseback Transaction with respect to any Principal Property unless: (1) the lease has a term of three years or less; (2) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (3) the Company or a Restricted Subsidiary under any of clauses (1) through (8) of the covenant described under "-- Limitation on Liens" above could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or (4) the Company or a Restricted Subsidiary within 180 days of the effective date of the lease retires Long-Term Debt of the Company (other than Debt subordinate to the Debt Securities) or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. A Debt is retired when it is paid, cancelled or defeased.

  Notwithstanding the provisions of the foregoing paragraph, the Company or any Restricted Subsidiary may enter into any Sale/Leaseback Transaction (which would otherwise be subject to the foregoing restrictions) if the amount of the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale/Leaseback Transaction, when added to (i) the aggregate outstanding principal amount of all Debt of the Company and its Restricted Subsidiaries secured by Liens on Principal Property or on any shares of stock of any Restricted Subsidiary which Debt would not otherwise be permitted under the covenant described under "--Limitation on Liens" above but for clause (9) thereof and (ii) the aggregate amount of all other Attributable Debt in respect of Sale/Leaseback Transactions existing at such time which would not otherwise be permitted under this covenant but for this paragraph, does not at the time exceed 10% of Consolidated Net Tangible Assets.

  Except for the covenants described above, the Indenture does not contain any covenants or provisions that may afford holders of the Debt Securities protection in the event of a highly leveraged transaction.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:
(i) the resulting, surviving or transferee person (if not the Company) is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Indenture and the Debt Securities; (ii) immediately after giving effect to such transaction, no Default has occurred and is continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture. The resulting, surviving or transferee person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company or any other predecessor to such resulting, surviving or transferee person will be relieved of all obligations and covenants under the Indenture and the Debt Securities.

EVENTS OF DEFAULT

  An Event of Default with respect to Debt Securities of any series is defined in the Indenture as (i) a default in any payment of interest, if any, on any Debt Securities of such series when due and payable, continued for 30 days,
(ii) a default in the payment of principal of or premium, if any, on any Debt Securities of such series when due and payable at the stated maturity or upon redemption, declaration, required repurchase or otherwise, (iii) a default in any payment in respect of a sinking, purchase or analogous fund, if any, with respect to any Debt Securities of such series when the same becomes due and payble, (iv) the failure by the Company to comply for 60 days after notice with any covenants or agreements on the part of the Company contained in the Debt Securities of such series or in the Indenture with respect to the Debt Securities of such series, (v) certain events of bankruptcy, insolvency or reorganization of the Company (the "bankruptcy provisions") or (vi) any other Event of Default provided with respect to Debt Securities of such series. However, a Default under clause (iv) with respect to Debt Securities of a series will not constitute an Event of Default with respect to Debt Securities of such series until the Trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series notify the Company of the Default, and the Company does not cure such Default within the time specified after receipt of such notice. Any Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

  If an Event of Default (other than an Event of Default relating to the bankruptcy provisions) with respect to Debt Securities of any series occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series may declare the principal of (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) and accrued but unpaid interest on all the Debt Securities of such series to be due and payable. Upon such a declaration, such principal and interest with respect to such series will be due and payable immediately. If an Event of Default relating to the bankruptcy provisions with respect to Debt Securities of any series occurs, the principal of (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) and accrued but unpaid interest on all the Debt Securities of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Debt Securities of such series. Under certain circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind any such acceleration with respect to the Debt Securities of such series and its consequences.

  If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and accrued but unpaid interest on the Debt Securities of such series or to enforce the performance of any provision of the Debt Securities of such series or of the Indenture with respect to such series. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Debt Securities of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Debt Security of such series or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. Except to enforce the right to receive payment of principal of and premium, if any, and interest, if any, on the Debt Securities held by such holder, no holder of a Debt Security of any series may pursue any remedy with respect to the Indenture or the Debt Securities of such series unless (i) such holder has previously given the Trustee notice that an Event of Default with respect to the Debt Securities of such series is continuing, (ii) holders of at least 25% in principal amount of the outstanding Debt Securities of such series have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

  The Indenture provides that if a Default with respect to Debt Securities of any series occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of Debt Securities of such series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or premium, if any, or interest, if any, on any Debt Security of any series, the Trustee may withhold such notice if and so long as a committee of officers of the Trustee in good faith determines that withholding notice is in the interest of the holders of the Debt Securities of such series; provided, that in the case of any Default of the character specified in clause (iv) of the first paragraph under the heading "--Events of Default" with respect to Debt Securities of such series, no such notice to holders will be given until at least 30 days after the occurrence therof.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Debt Securities of any series then outstanding, and any existing Default with respect to Debt Securities of any series and its consequences may be waived with the consent of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. However, without the consent of each holder of an outstanding Debt Security of any series, no amendment may, among other things, (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment or to a waiver of any Default under the Indenture and its consequences as provided therein, (ii) reduce the rate of or extend the time for payment of interest on any Debt Security of such series, (iii) reduce the principal of any Debt Security of such series or extend the maturity of any Debt Security of such series, (iv) reduce the premium payable upon the redemption of any Debt Security of such series or change the time at which any Debt Security of such series may or will be redeemed; (v) impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, or interest, if any, on any Debt Security of such series after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or (vi) make any Debt Security of such series payable in money other than that stated in such Debt Security.

  Without the consent of any holder of Debt Securities, the Company and the Trustee may amend the Indenture or the Debt Securities of any series to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company under the Indenture, to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities (provided that the uncertificated Debt Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or in a manner such that the uncertificated Debt Securities are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Debt Securities of such series, to secure the Debt Securities of such series, to add to the covenants of the Company for the benefit of the holders of the Debt Securities of such series or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of Debt Securities of such series, to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or to evidence and provide for the acceptance of appointment under the Indenture by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as will be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee.

  The consent of the holders of the Debt Securities of any series is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

BOOK-ENTRY SYSTEM

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities held in book-entry form. A "Global Security" is a Debt Security that represents, and is denominated in an amount equal to the aggregate principal amount of, all the outstanding Debt Securities of a series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest. The Global Security or Securities, if any, will be deposited with, or on behalf of, a depositary (the "Depositary"), which will be identified in the applicable Prospectus Supplement. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee of the Depositary to a successor Depositary or any nominee of such successor Depositary.

  The specific terms of the depositary arrangement with respect to any series of Debt Securities will be described in the Prospectus Supplement relating to such series of Debt Securities. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security, the Depositary or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Debt Securities represented by such Global Security purchased by such persons. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal, premium, if any, and interest, if any, with respect to Debt Securities represented by any Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Debt Securities represented thereby for all purposes under the Indenture. None of the Company, the Trustee, any Registrar, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made by the Depositary, its nominee or any of its participants on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests,
(b) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depositary or its nominee or (c) any other matter relating to the actions and practices of the Depositary, its nominee or its participants. None of the

Company, the Trustee, any Registrar, the Paying Agent or any agent of the Company or the Trustee will be liable for any delay by the Depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the Global Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes.

  The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, with respect to any Global Security, will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary, the Company will appoint a successor depositary. If a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine no longer to have Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Furthermore, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

DEFEASANCE

  Subject to the conditions described below, the Company at any time may terminate with respect to Debt Securities of any series all its obligations under the Debt Securities of such series and under the Indenture with respect to Debt Securities of such series ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of Debt Securities of such series, to replace mutilated, destroyed, lost or stolen Debt Securities of such series and to maintain a registrar and paying agent in respect of Debt Securities of such series, or the Company at any time may terminate with respect to Debt Securities of any series its obligations with respect to Debt Securities of such series under the covenants described under "--Certain Covenants" above ("covenant defeasance").

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option with respect to Debt Securities of any series, payment of the Debt Securities of such series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to Debt Securities of any series, payment of the Debt Securities of such series may not be accelerated because of an Event of Default specified in clause (iv) in the first paragraph under "--Events of Default" above (to the extent it relates to a covenant described under "--Certain Covenants" above) with respect to Debt Securities of such series.

  In order to exercise either defeasance option with respect to a series of Debt Securities, the Company must irrevocably deposit in trust with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the principal of and premium, if any, and interest, if any, on the Debt Securities of such series to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivering to the Trustee an Opinion of Counsel to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

THE TRUSTEE

  The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the Trustee appointed with respect to such series of Debt Securities.

  The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own Debt Securities.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the date of determination, the lesser of (i) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) or (ii) the present value of the total obligations of the lessee for rental payments from the date of determination until the first possible termination date of the lease included in such Sale/Leaseback Transaction, plus the present value of the termination payment then due, if any. For purposes of this definition, (x) the present value of the total obligations of the lessee for rental payments and for any termination payment will be discounted at a rate of 100 basis points above the yield to maturity (as of the date of determination) on 10-year United States Treasury securities and (y) rental payments will not include (A) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges or (B) contingent rent, such as that based on sales.

  "Consolidated Net Tangible Assets" means total assets (net of applicable reserves) as determined in accordance with GAAP, less (i) total current liabilities, except for (A) notes and loans payable, (B) current maturities of Long-Term Debt and (C) current maturities of obligations under capital leases, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as reflected in the Company's most recent consolidated balance sheet preceding the date of a determination.

  "Debt" means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

  "GAAP" means generally accepted accounting principles in the United States as in effect and applied by the Company from time to time.

  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

  "Long-Term Debt" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

  "Principal Property" means any manufacturing plant or facility (together with the land upon which it is erected and fixtures comprising a part thereof) located in the United States of America (excluding territories and possessions) now owned or hereafter acquired by the Company or any Restricted Subsidiary the net book value of which, as of the date of determination, exceeds 1.5% of Consolidated Net Tangible Assets, except any such plant or facility which is a pollution control or other facility financed by obligations issued by a state or local governmental unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal
Revenue Code of 1986, as amended, or any successor provision thereof, or which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its subsidiaries as a whole. The net book value of any manufacturing plant or facility shall mean the gross cost of the assets of such plant or facility less the accumulated depreciation with respect to such assets, calculated in accordance with GAAP and in the case of composite depreciation allocated in accordance with the Company's accounting policies.

  "Restricted Subsidiary" means (i) any subsidiary of the Company which has substantially all of its assets located in the United States of America (excluding territories and possessions) and which owns a Principal Property and (ii) any subsidiary of the Company which owns stock or indebtedness of a Restricted Subsidiary; provided, however, that the term "Restricted Subsidiary" will not mean any subsidiary of the Company (x) engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or (y) which conducts substantially all of its business outside the United States of America (excluding its territories or possessions) or the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States of America (excluding territories and possessions).

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a subsidiary of the Company transfers such property to a person and the Company or a subsidiary of the Company leases it from such person.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities through underwriters, dealers or agents or directly to one or more purchasers. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering of the Debt Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Debt Securities of such series may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or through one or more underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If dealers are utilized in the sale of any Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealers, as principals. The dealers may then resell such Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of any such sales will be set forth in the Prospectus Supplement relating thereto.

  Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Debt Securities will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York, and for any underwriters or agents, if any, by a firm named in the Prospectus Supplement relating to a particular issue of Debt Securities.

                                    EXPERTS

  The consolidated financial statements and consolidated financial statement schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference in this Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   SEC Registration Fee............................................... $103,448
   Trustee's Fees.....................................................   15,000
   Blue Sky Fees and Expenses.........................................   15,000
   Fees of Rating Agencies............................................  170,000
   Printing Expenses..................................................   10,000
   Accounting Fees and Expenses.......................................   50,000
   Legal Fees and Expenses............................................  100,000
   Miscellaneous......................................................   36,552
                                                                       --------
     Total............................................................ $500,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The By-laws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors, officers and employees against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as directors, officers or employees.

  Sections 145(a) and 145(b) of the General Corporation Law of Delaware ("DGCL") permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement or incurred by him in connection with any proceeding arising out of his status as director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, Section 145(c) provides that he shall be indemnified against expenses incurred by him in connection therewith.

  As permitted by Section 102(b)(7) of the DGCL, Article Ninth of the Company's Certificate of Incorporation limits the personal liability of the Company's directors to the Company or its shareholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
     1       Form of Underwriting Agreement.*
     4.1     Form of Indenture dated as of      , 1997 between the Company and
             PNC Bank, National Association, as Trustee.**
     4.2     Form of Debt Securities.*
     5       Opinion of Cravath, Swaine & Moore.**
    12       Computation of Ratio of Earnings to Fixed Charges.
    23.1     Consent of KPMG Peat Marwick LLP related to the Company's
             financial statements.
    23.2     Consent of Cravath, Swaine & Moore (included in Exhibit 5).
    24.1     Powers of Attorney.***
    24.2     Certified resolutions of the Board of Directors of the Company authorizing the signature of the Chief Executive Officer and the
             Chief Financial and Accounting Officer by power of attorney.
    25       Form T-1 Statement of Eligibility and Qualification under the
             Trust Indenture Act of 1939 (bound separately).**

--------

  * To be filed by amendment or incorporated herein by reference.

 ** Previously filed.

*** Previously filed except for a power of attorney for Mr. Lilley which is filed herewith.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (C) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (1)(A) and (1)(B) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registrant's Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Paterson, State of New Jersey, on the 7th day of April, 1997.

                                          CYTEC INDUSTRIES INC.

                                                           *
                                          By:  ________________________________
                                                        J. P. Cronin

                                                Executive Vice President and
                                                Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                          TITLE               DATE

                                           Chairman of the
                *                          Board and Chief        April 7,
---------------------------------------    Executive Officer      1997
               D. D. Fry

                *                         Executive Vice          April 7,
---------------------------------------    President and Chief    1997
             J. P. Cronin                  Financial and
                                           Accounting Officer


                                          Director
                *                                                 April 7,
---------------------------------------                           1997
            F. W. Armstrong

                                          Director
                *                                                 April 7,
---------------------------------------                           1997
              G. A. Burns

                                          Director
                *                                                 April 7,
---------------------------------------                           1997
           L. L. Hoynes, Jr.

                *                         Director                April 7,
---------------------------------------                           1997

            D. Lilley


                *                         Director                April 7,
---------------------------------------                           1997
             W. P. Powell

                                          Director
---------------------------------------

           J. R. Satrum
exit

        /s/ E. F. Jackman

*By: _____________________________

 E. F. Jackman (Attorney-in-Fact)

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
   1         Form of Underwriting Agreement.*
   4.1       Form of Indenture dated as of      , 1997 between the
             Company and PNC Bank, National Association, as Trustee.**
   4.2       Form of Debt Securities.*
   5         Opinion of Cravath, Swaine & Moore.**
  12         Computation of Ratio of Earnings to Fixed Charges.
  23.1       Consent of KPMG Peat Marwick LLP related to the Company's
             financial statements.
  23.2       Consent of Cravath, Swaine & Moore (included in Exhibit 5).
  24.1       Powers of Attorney.***
  24.2       Certified resolutions of the Board of Directors of the
             Company authorizing the signature of the Chief Executive
             Officer and the Chief Financial and Accounting Officer by
             power of attorney.
  25         Form T-1 Statement of Eligibility and Qualification under
             the Trust Indenture Act of 1939 (bound separately).**

--------

  * To be filed by amendment or incorporated herein by reference.

 ** Previously filed.

*** Previously filed except for a power of attorney for Mr. Lilley which is filed herewith.